EXHIBIT 10.6

Labour

CONTRACT

in Shenzhen

(Full-time employment applicable)

Shenzhen Municipal Bureau of Human Resources and Social Security

Party A (employer)		Party B (employee)

Name	Muyan (Shenzhen) Block Chain Technology Co., Ltd	Name	Sun Chenchen

Address	1906 Zhongzhou Building,3088Jintian Road,

	Futian Street, Futian District, Shenzhen	Gender	Female

Legal Representative		Identity Card (Passport)

(Principal Officer)	Wang Zhen	Number	23232119890428902X

Contact	Wang Zhen	Contact Address	Beilin District,Yanhua city,Hei Longjiang Province

		Current address	Liantang street,Luohu District,Shenzhen

Tel :	0755-8325 7679	Telephone	18645791641

In accordance with the relevant laws and regulations, such as the Labor Law of the People’s Republic of China (hereinafter referred to as the Labor Law), the Labor Contract Law of the People’s Republic of China (hereinafter referred to as the Labor Contract Law), and the Regulations of Shenzhen Municipality on the Payment of Employees’ Wages (hereinafter referred to as the Regulations on the Payment of Wages), both parties shall, in accordance with the principles of legality, fairness, equality, voluntariness, consensus and good faith, sign this labor contract and jointly abide by the provisions of this labor contract.

I. Duration of the labour contract

Party A and Party B agree to determine the term of this labor contract in the following manner.   1

1. fixed period: from November 11th,2019 to November 10th ,2020 the day ends.

2. No fixed period: from year                Month          Day after day.

3. deadlines for completing certain tasks: from year to year From the day of the month to the completion of the task. The mark of completing the task is.

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(2) The probationary period shall be 1 month from November 11th,2019to December 10th,2019 the day ends.(The probationary period is included in the term of the labor contract, if there is no probationary period, fill in “none “).

II. Content and duty station

Party B’s work content (post or type of work) Administrative secretary assist leaders in handling all kinds of letters,drafting letters,speeches,reports,etc.

Party B’s working place is 1906 Zhongzhou Building ,3088 Jintian Road, Futian Street, Futian District, Shenzhen City.

III. Working hours and rest and leave

Party A and Party B agree to determine the working hours of Party B in the following manner.  1

1. standard working hours, is 8 hours per day (no more than 8 hours) per week 48 hours (no more than 40 hours), rest at least one day per week.

2. irregular work system, that is, approved by the human resources security (labor) department, Party B’s position to implement irregular work system.

3. the comprehensive calculation of working hours, that is, approved by the human resources security (labor) department, Party B shall implement the comprehensive calculation of working hours.

(2) If Party A needs to extend working hours due to production and operation, it shall be executed in accordance with Article 41 of the Labor Law.

Party B shall enjoy statutory holidays, annual leave, marriage leave, maternity leave and funeral leave according to law.

(4) Party B’s other rest and leave arrangements shall be adjusted according to the company’s working arrangements _______________________

___________________________________________.

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IV. Remuneration for work

(1) Party A shall formulate a wage distribution system and inform Party B accordingly. The wages paid by Party A to Party B shall not be lower than the minimum wage for the year announced by the municipal government.

After consultation with Party B, Party A agrees to pay Party B wages in the following manner. 1

1. Party B’s monthly normal working hours salary RMB 8000.

2. both parties agree _____________________________________________________________________

________________________________________________________ Determine Party B’s salary.

Party A shall pay daily wages before 15th of every month. Party A shall pay Party B wages at least once a month in monetary form.

Party B shall pay overtime wages, holiday wages and wages under special circumstances in accordance with the relevant laws and regulations.

(5) Other wage agreements between Party A and Party B _______________________________________________

_______________________________________________________

_______________________________________________.

V. Social insurance and welfare benefits

(1) Both parties shall participate in social insurance and pay social insurance premiums in accordance with the relevant regulations of the state, provinces and municipalities.

(2) If Party B is ill or not injured by work, Party A shall, in accordance with the relevant regulations of the State, the provinces and municipalities, give Party B the treatment of medical treatment period and medical treatment period.

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(3) If Party B suffers from occupational disease or is injured by work, Party A shall comply with the provisions of the Law of the People’s Republic of China on Prevention and Control of Occupational Diseases and the Regulations on Industrial Injury Insurance.

Party A shall provide Party B with the following benefits Five risks “maternity insurance” “medical insurance” “old-age insurance” “unemployment insurance” “industrial injury insurance”.

VI. Labour protection, working conditions and protection against occupational hazards

(1) Party A shall, in accordance with the relevant labor protection regulations of the state, provinces and municipalities, provide workplaces and necessary labor protective articles that meet the national safety and health standards, and earnestly protect Party B’s safety and health in production work.

(2) Party A shall, in accordance with the relevant regulations of the state, provinces and municipalities, do a good job in the special labor protection of female employees and underage workers.

(3)	If Party B is engaged in Administrative secretary and may cause / occupational hazards, Party A shall take / Protective measures, and in accordance with the provisions of the health administration department under the State Council to organize the occupational health examination before, during and when leaving the post, and truthfully inform Party B of the results of the inspection. The cost of occupational health examination shall be borne by the employer.

(4) Party B shall have the right to refuse Party A’s illegal command and to compel Party A to take risks; Party B shall have the right to request correction or report to the relevant departments for Party A’s actions that endanger life and health.

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VII. REGULATIONS

Party A shall inform Party B of the rules and regulations formulated according to law.

Party B shall abide by the relevant laws and regulations of the state, provinces and municipalities and the rules and regulations formulated by Party A in accordance with the law, complete its work tasks on time, improve its vocational skills, and abide by safety operating rules and professional ethics.

Party B shall conscientiously abide by the relevant regulations of the state, provinces and municipalities on family planning.

VIII. Changes in labour contracts

Party A and Party B may change the labor contract by consensus. The change of labor contract shall be in writing. Each party holds one copy of the revised labor contract.

IX. Termination and termination of labour contracts

(1) A and B may terminate the labor contract by consensus.

Party B may terminate the labor contract by notifying Party A in writing 30 days in advance; Party B may terminate the labor contract by notifying Party A three days in advance of the probationary period.

If Party A has any of the following circumstances, Party B may notify Party A to terminate the labor contract:

1. failing to provide labor protection or working conditions as stipulated in the labor contract;

2. failing to pay labour remuneration in full and on time;

If the 3. fails to pay the social insurance premium for Party B in accordance with the law, if Party B requests Party A to pay, it has not paid for more than one month;

If 4. rules and regulations violate the provisions of laws and regulations and damage the rights and interests of Party B;

5., by means of fraud or coercion or taking advantage of the danger of others, make Party B conclude or change this labor contract in violation of the true meaning, and cause the labor contract to be invalid;

6. exempt oneself from legal responsibility, exclude party b’s right, cause labor contract invalid;

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7. violating the mandatory provisions of laws and administrative regulations, resulting in invalid labor contracts;

8. laws and administrative regulations stipulate that Party B may terminate the labor contract in other circumstances.

(4) If Party A forces Party B to work by means of violence, threat or illegal restriction of personal freedom, or if Party A directs or orders risky operations against Party B, Party B may immediately terminate the labor contract without prior notice to Party A.

If Party B has any of the following circumstances, Party A may terminate the labor contract:

1. proved not to be eligible for employment during the trial period;

2. serious violation of Party A’s rules and regulations;

3. serious dereliction of duty, malpractice, causing significant damage to Party A;

4. establish labor relations with other employing units at the same time, which will have a serious impact on the completion of the work tasks of the unit, or if Party A proposes and refuses to correct them;

5., by means of fraud or coercion or taking advantage of the danger of others, make Party A conclude or change this labor contract in violation of the true meaning, and cause the labor contract to be invalid;

6. be investigated for criminal responsibility according to law.

(6) If Party A notifies Party B in writing 30 days in advance or pays Party B an additional month’s salary, it may terminate the labor contract, except in the cases stipulated in Article 42 of the Labor Contract Law:

1. Party B is ill or not injured by work, it can not engage in the original work after the expiration of the prescribed medical treatment, nor can it engage in the work arranged separately by Party A;

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2. Party B is unable to do the job, after training or adjustment of the post, still unable to do the job;

3. the labor contract is concluded on the basis of major changes in the objective circumstances, resulting in the labor contract can not be performed, after consultation between the two parties, failed to reach an agreement on the change of the content of the labor contract.

(7) If, under any of the following circumstances, Party A needs to reduce its personnel by more than 20 persons or less than 20 persons but accounts for more than 10 per cent of the total number of Party A’s employees, Party A shall explain the situation to the trade union or all its employees 30 days in advance, and after listening to the opinions of the trade union or union or its employees and reporting the plan for the reduction to the human resources security (labour) department, may reduce its personnel, except in the case specified in Article 42 of the Labor Contract Law:

1. reorganization in accordance with the provisions of the enterprise insolvency law;

2. serious difficulties in production and operation;

3. the conversion of an enterprise to production, major technological innovation or adjustment of its mode of operation, after changing its labor contract, it still needs to reduce its personnel;

4. other labor contracts can not be performed due to major changes in the objective economic conditions on which the labor contract is concluded.

(8) termination of a labor contract if:

1. labor contract expires;

2. Party B reaches the legal retirement age;

3. Party B dies or is declared dead or missing by a people’s court;

4. Party A is declared bankrupt according to law;

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5. Party A is revoked its business license, ordered to close down, revoked or Party A decides to dissolve in advance;

6. other circumstances prescribed by laws and administrative regulations.

X. Economic compensation

(1) Party A shall pay Party B economic compensation if:

1. Party A proposes to terminate the labor contract to Party B in accordance with Article 9(1) of this labor contract and to terminate the labor contract by consensus with Party B;

2. Party B terminates the labor contract in accordance with Article 9(3) and (4) of this labor contract;

3. Party A terminates the labor contract in accordance with Article 9(6) and (7) of this labor contract;

4. Party B does not agree to renew the labor contract unless Party A maintains or raises the conditions stipulated in the labor contract, and terminates the fixed term labor contract in accordance with Article 9(8)(1) of this contract;

5. terminate the labor contract in accordance with Article 9(8)(iv) and (v) of this contract;

6. other circumstances prescribed by laws and administrative regulations.

If both parties terminate or terminate this labor contract, the standard of payment of economic compensation shall be implemented in accordance with the Labor Contract Law and the relevant provisions of the state, provinces and municipalities. If Party A shall pay Party B economic compensation according to law, it shall be paid when Party B completes the transfer of work.

Procedures for termination and termination of labour contracts

If both parties terminate or terminate this labor contract, Party B shall handle the transfer of work as agreed by both parties. Party A shall issue a certificate of termination or termination of the labor contract upon termination or termination of the labor contract, and shall, within 15 days, handle the formalities for the transfer of archives and social insurance relations for Party B. The certificate of termination or termination of the labor contract issued by Party A shall state the term of the labor contract, the date of termination or termination of the labor contract, the work position, and the working years in the unit.

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XII. Dispute settlement

If a labor dispute arises between Party A and Party B, it shall be settled through consultation first. If consultation fails, it may seek settlement from the trade union of the unit or apply to the labor dispute mediation committee of the unit for mediation; it may also directly apply to the labor dispute arbitration committee for arbitration.

Other matters deemed necessary by the Parties:

1. the probation period of three days workers leave the company, do not pay labor remuneration.________________

2. this contract is a provisional version, if in doubt, please confirm with legal affairs. _________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

XIV. OTHER

(1) If the matters not covered in this labor contract or the terms of the labor contract conflict with the provisions of the existing laws and regulations, they shall be executed in accordance with the existing laws and regulations.

(2) This labor contract shall take effect from the date of signature and seal of both parties and shall be invalid if it is altered or signed without written authorization.

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This labor contract is in duplicate, each party holds one copy.

Party A :(stamped) Party B :(signed)

Legal Representative:

(Principal responsible person)

Date of year

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Confidentiality Agreement

Party A (Employer)

Name Muyan (Shenzhen) Block Chain Technology Co., Ltd

Residence 1906 Zhongzhou Building,3088Jintian Road,Futian Street,Futian District,Shenzhen

Legal Representative (Principal Person) Wang Zhen

Tel :0755-83257679

Party B (Employee)

Name Sun Chenchen

Gender Female

ID (Passport) Number 23232119890428902X

Address Yanhua city,Hei Longjiang Province

Current address Luohu District,Shenzhen

Telephone contact 18645791641

In view of:

1. Party B recognizes the need to contact and understand Party A’s confidential information during Party A’s work;

2. Party B understands and confirms that any disclosure or disclosure of Party A’s confidential information will seriously damage Party A’s economic interests or put Party A in a very unfavorable competitive position, and Party B shall bear the obligation of confidentiality;

In accordance with the relevant laws and regulations of the People’s Republic of China, both parties hereby conclude this Agreement on a voluntary, equal and consensual basis and shall abide by it jointly.

Article 1 Confidential information

1.1 Where Party B takes office directly or indirectly through written, oral, graphic or through observation, arrangement, research, meetings, etc any information relating to Party A’s production, operation, economic interests or competitive advantage, if not in the public media Release, are Party A’s confidential information, Party B undertakes the obligation of confidentiality.

1.2 Party A’s confidential information includes both Party A’s own and Party A’s third party information, including but not limited to List of items:

1.2.1 technical information: including, but not limited to, company applications, information technology design and development documents, information system configuration Documents, inventions, works, processes, know-how, undisclosed operating manuals, databases, ideas, concepts and related resources Materials, etc;

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1.2.2 business information including, but not limited to, business strategy, business direction, business planning, business projects and business decisions, companies Secret matters in major decisions, development strategies and plans, sales plans, company financial budget and final accounts, Statistical reports, operating data, customer lists, customer files, price options, distribution plans, organizational structure, databases, Important management methods, employee personnel files, salary, labor income and information, published organizational personnel changes Information, customer information, supplier list, supplier information, procurement plan and business information, contracts held within the company, Important meeting minutes of agreements, opinions and feasibility reports, company audits, reports and information resulting from audits, company reports Hold all kinds of information that have not entered the market or have not been made public;

1.2.3 other information, including but not limited to other business information, business information and technical information related to Party A’s competition and benefits, Such as related correspondence, etc.

Although the 1.2.4 is not owned by Party A, it is the information that Party A has, contacts and undertakes the obligation of confidentiality, including but not limited to Party A Confidential information of suppliers, customers and affiliated enterprises.

1.3 Party A’s confidential information may be expressed in physical, chemical, biological or any other form, including but not limited to official documents, books issues, correspondence, drawings, reports, disks, films, slides, photographs, audiotapes, emails, etc.

1.4 All documents, materials, charts, notes, reports of Party A’s confidential information held or kept by Party B for the purposes of its duties The information, letters, faxes, disks, instruments and any other form of carrier shall be owned by Party A regardless of such confidential information There is no commercial value. If the carrier recording the confidential information is owned by Party B, Party B shall be deemed to have agreed to the carrier Transfer of ownership to Party A or destruction as required by Party A. When Party A requests Party B to return or destroy the carrier, it will give the equivalent load Economic compensation for the value of the body itself.

Article 2 Confidentiality obligations

2.1 Party B’s obligation of confidentiality is based on its duty of loyalty to Party A. Party B shall perform the following obligations:

2.1.1 strictly abide by any written or unwritten rules and regulations stipulated by Party A, and perform the corresponding protection of its position Confidential duty to prevent the disclosure of confidential information of Party A or others but Party A has the obligation to keep confidential; such as the relevant confidentiality system or double confidentiality Other confidentiality agreements and the provisions of the agreement do not coincide, should be in accordance with the strictest confidentiality provisions or agreements;

2.1.2 the confidentiality rules and regulations of Party A are not stipulated or unclear, Party B shall also be cautious and honest, To take necessary and reasonable measures to safeguard any property owned or owned by Party A or others that is known or held during the term of office However, Party A undertakes to keep confidential information in order to keep it confidential;

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2.1.3 confidential data, information and documents are used only for the purpose of providing services to Party A, Party B shall not serve other purposes To use or allow such information to be used.

2.1.4 shall not make use of the confidential information of Party A or any third party which belongs to others but which Party A undertakes to keep confidential Lee.

2.2 During the period of Party A’s work or after leaving Party A (no matter what reason Party B leaves for), Party B shall not take any form Disclosure or publication of any confidential information that Party A or Party A undertakes to keep confidential unless Party A has the right to obtain Any other person or organization other than the person who knows the trade secret.

2.3 The period for which Party B assumes the obligation of confidentiality after leaving office shall be indefinite until Party A declares that the declassified or confidential information has been made public to the public The crowd was completely open.

2.4 Without the permission of Party A, Party B shall not at any time make copies, abstracts, summaries and expositions of Party A’s confidential information.

2.5 Party B shall return it in accordance with the manner, procedure, time and requirements specified by Party A when leaving Party A or at the request of Party A All property belonging to Party A (including all property and materials stored inside and outside Party A), including a record of Party A’s confidential information Cut carrier, can not detain, copy, transfer others or delete, destroy, take out.

Article 3 Disclosure

3.1 If Party B commits any of the following acts, it shall be deemed to have intentionally disclosed Party A’s confidential information:

3.1.1 Party A, or the confidential information which belongs to others but which Party A undertakes to keep confidential, shall be provided privately to others for reading, copying and transmitting, or in violation of the system of keeping, storing and carrying confidential information;

3.1.2 transmit the confidential information of Party A or any other party that Party A undertakes to keep confidential to its competitors directly or indirectly by oral, written or other means;

3.1.3 to release or provide confidential information from Party A or other party without Party A’s authorization, in the name of Party A or as Party A;

3.1.4, after leaving Party A, to serve or profit from the confidential information obtained in Party A for itself or other organizations, individuals;

3.1.5 any other means or form to disclose Party A’s or Party A’s promise of confidentiality Interest;

3.1.6 other non-performance of the obligations of confidentiality, conflict of interest with Party A.

3.2 Party B shall not be subject to the agreement if it can provide clear and illustrative documentary evidence that its conduct is one of the following Binding on confidentiality:

3.2.1 use Party A correctly and reasonably within the scope of Party A’s authorization for the performance of Party A’s duties during Party A’s service Confidential information, or Party A’s authorized supervisor agrees to Party B’s disclosure within the scope of its authorization, Using confidential information.

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3.2.2 use or disclose Party A’s confidential information in order to fulfill the mandatory legal instructions of the judicial department; in such case, Party B causes Party B to make The scope of the use or disclosure of Party A’s confidential information shall be limited to those necessary for the performance of the mandatory legal obligation or the mandatory law The content specified in the obligation and prior request to the judicial department to take confidentiality measures, and Party B shall use or disclose such use or disclosure Prior notice to Party A, so that Party A can take appropriate protective measures.

Article 4 Liability for breach of contract

4.1 Party B shall compensate Party A for any breach of confidentiality obligations, infringement of Party A’s confidential information, or leakage of information Lost. The calculation method of loss compensation is based on the actual loss suffered by Party A due to Party B’s infringement. Party B shall bear The reasonable expenses paid by Party A for the investigation and handling of the infringement of its lawful rights and interests, including, but not limited to, the investigation and evidence collection fee, evaluation Assessment fees, legal fees, litigation fees, etc. The amount of the loss may be assessed by the qualified intangible assets appraisal institution entrusted by Party A.

4.2 Party A shall have the right to terminate the labor relationship with Party B immediately if Party B violates the agreement of confidentiality obligation or has leakage behavior and the circumstances are serious Or labor relations.

4.3 Party A reserves the right to pursue Party B through judicial channels after Party B has assumed compensation for losses and other civil liabilities as agreed in this Agreement The right to his responsibility.

Article 5 Dispute settlement

5.1 In the event of any dispute arising from the performance of this Agreement, either party may submit to Party A for registration The labor dispute arbitration commission and the people’s court shall settle the dispute in accordance with the labor dispute settlement procedure.

Article 6 Other

6.1 This Agreement shall remain in force after the termination or dissolution of the labor or labor relations between the parties.

6.2 The parties confirm that they have carefully reviewed the contents of this Agreement before signing it and are fully aware of the legal implications of the terms of the Agreement, And agree to abide by the implementation.

6.3 Agreement in duplicate. This Agreement received by Party B belongs to the custody of Party B.

6.4 This Agreement shall enter into force with the signature or seal of both parties, and each Agreement shall have the same legal effect.

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Party A (stamped):	Party B (signature):

Legal Representative:
(Principal responsible person)

Date of year November 25th, 2019

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